Exhibit 99.1

Investors and Analysts:
Edward J. Resch +1 617/664-1110	Kelley MacDonald +1 617/664-2888

Media:
Hannah Grove +1 617/664-3377	Arlene Roberts +1 617/664-3933	Carolyn Cichon +1 617/664-8672

STATE STREET RECORDS NET AFTER-TAX CHARGE OF $279 MILLION, OR $0.71 PER SHARE,
IN THE FOURTH QUARTER OF 2007

Establishes Reserve to Address Legal Exposure and Other Costs Relating to Active Fixed-Income
Strategies Exposed to Sub-Prime Mortgage Markets

James S. Phalen Named Interim CEO of State Street Global Advisors

2007 Revenues Expected to Grow in Excess of 30% Compared to 2006, Driven by Strong
Business Growth

Boston — January 3, 2008 — State Street Corporation (NYSE:STT) announced today that it will record a net charge, after taxes, in the fourth quarter of 2007 of $279 million, or $0.71 per share.  The purpose of the charge is to establish a reserve to address legal exposure and other costs associated with the underperformance of certain active fixed-income strategies managed by State Street Global Advisors (SSgA), the company’s investment management arm, and customer concerns as to whether the execution of these strategies was consistent with the customers’ investment intent.  As a consequence of the unprecedented events in the credit markets over the past six months, these strategies were adversely impacted by exposure to, and the lack of liquidity in, sub-prime mortgage markets.  In aggregate, the reserve will be $618 million on a pre-tax basis.  The impact to earnings of the net charge, after taking into account the tax effect of the reserve and associated lower incentive compensation cost, will be $279 million.

State Street also announced that James S. Phalen, currently executive vice president and head of international operations for investment servicing and investment research and trading, is returning to SSgA as interim president and chief executive officer. Phalen, age 57, succeeds William W. Hunt who has resigned from State Street.  Phalen will report to Ronald E. Logue, chairman and chief executive officer of State Street. The company has initiated a global search for SSgA’s new CEO, which will focus on both internal and external candidates.

Logue said, “We have reviewed the actively managed fixed-income strategies at SSgA that contained investments backed by sub-prime mortgages.  Based on our review and discussions with certain customers who were invested in these strategies, we have established this reserve to address legal exposure and other costs relating to these strategies.”

Logue continued, “State Street values its reputation as a trusted fiduciary to institutions around the world and recognizes the critical importance of preserving this reputation with its customers.  Some of our customers that were invested in the active fixed-income strategies have raised concerns that we intend to address.  Nevertheless, we will continue to defend ourselves vigorously against inappropriate claims, including those that seek recovery of investment losses arising solely from changes in market conditions. With this reserve, SSgA can continue its focus on delivering the highest quality of service to its customers and on steadily expanding its business.”

Earnings per share for 2007 are expected to be between $3.42 and $3.45 per share, and return on equity is expected to be approximately 13%, all on a GAAP basis.

On an operating basis, which excludes the impact of the charge announced today, the merger and integration costs associated with State Street’s acquisition of Investors Financial in July 2007, and, for 2006, the effect of 2006 tax adjustments of $65 million, or $0.20 per share, 2007 earnings per share is expected to be between $4.54 and $4.57 per share and return on equity is expected to be approximately 17.5%.  Both operating earnings per share and return on equity for 2007 are expected to be above the ranges provided on October 15, 2007. This outlook for full-year earnings per share on an operating basis compares to 2006 results of $3.46 per share.  The company continues to expect to exceed the year-over-year revenue growth range of 20% to 22% provided on October 15, 2007.

“Our business continues to be very strong, with revenue growth expected to be in excess of 30 percent in 2007 compared to 2006. We also continue to expect to exceed our ranges for operating earnings per share and return on equity,” said Logue.  “We remain committed to the active investment management business and have made changes to the investment teams to address the underperformance experienced in the active fixed income strategies exposed to sub-prime mortgages.  We are very fortunate to have an experienced executive like Jim Phalen to step in and lead the business and work alongside SSgA’s strong management team.  His deep understanding of State Street’s customers will allow a seamless transition in his interim role.”

In his current role, Phalen is responsible for State Street’s investment services and investment research and trading operations outside of North America and is a member of State Street’s Operating Group, the company’s most senior strategy and policy-making team. He spent more than five years at SSgA as a member of its Executive Management Group managing significant portions of SSgA’s business.  In 2000, having overseen the combination of SSgA and Citigroup’s retirement business to form CitiStreet, he became CitiStreet’s CEO.

He returned to State Street in 2005 and was appointed head of State Street’s investment servicing business in North America before assuming his international role in 2007.

“I welcome this opportunity to return to SSgA and to work directly again with many of my longstanding colleagues,” said Phalen. “SSgA has an exceptional team of professionals, and I look forward to helping them continue to build on their track record of growth and industry innovation.”

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call to discuss this announcement today, January 3, 2008, at 8:30 a.m. EST, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/325-4829 (confirmation code 4642630). Recorded replays of the conference call will be available on the website, and by telephone at +1 719/457-0820 (passcode 4642630), beginning at 2:00 p.m. today. This press release is available on State Street’s website, at www.statestreet.com/stockholder, under “Investor News.”

About State Street Corporation

State Street Corporation (NYSE: STT) is the world’s leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $15.1 trillion in assets under custody and $2.0 trillion in assets under management at September 30, 2007, State Street operates in 26 countries and more than 100 geographic markets worldwide. For more information, visit State Street’s web site at www.statestreet.com.

About State Street Global Advisors

State Street Global Advisors, the investment management arm of State Street Corporation (NYSE: STT), delivers investment strategies and integrated solutions to clients worldwide across every asset class, investment approach and style. With $2.0 trillion in assets under management as of September

30, 2007, State Street Global Advisors has investment centers in Boston, Hong Kong, London, Milan, Montreal, Munich, Paris, Singapore, Sydney, Tokyo and Zurich, and offices in 25 cities worldwide. For more information, visit State Street Global Advisors at www.ssga.com.

FORWARD-LOOKING STATEMENTS

This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment, exposure to claims and the adequacy of our reserve. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing State Street’s expectations or beliefs as of any date subsequent to the date of this release.

Important factors that may affect future results and outcomes include:

•	State Street’s ability to integrate and convert acquisitions into its business, including the acquisition of Investors Financial Services Corp.;

•

the level and volatility of interest rates, particularly in the U.S. and Europe; the performance and volatility of securities, currency and other markets in the U.S. and internationally; and economic conditions and monetary and other governmental actions designed to address those conditions;

•	the liquidity of the US and European securities markets, particularly the markets for fixed income securities, including asset-backed commercial paper; and the liquidity requirements of our customers;

•	State Street’s ability to attract non-interest bearing deposits and other low-cost funds;

•	the results of litigation and similar disputes and the effect that any such results may have on SSgA’s reputation and its ability to attract and retain customers;

•

the possibility that the ultimate costs of the legal exposure associated with SSgA’s actively managed fixed income strategies may exceed or be below the reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved;

•	the possibility of further developments of the nature giving rise to the legal exposure associated with SSgA’s actively managed fixed income and other investment strategies;

•	the performance and demand for the investment products we offer;

•	the competitive environment in which State Street operates;

•	the enactment of legislation and changes in regulation and enforcement that impact State Street and its customers, as well as the effects of legal and regulatory proceedings, including litigation;

•	State Street’s ability to continue to grow revenue, control expenses and attract the capital necessary to achieve its business goals and comply with regulatory requirements;

•	State Street’s ability to control systemic and operating risks;

•	trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;

•	trends in governmental and corporate pension plans and savings rates;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact State Street’s consolidated financial statements; and

•	changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street’s 2006 Annual Report on Form 10-K and its subsequent SEC filings. State Street encourages investors to read its 10-K, particularly the section on Risk Factors, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 3, 2008, and State Street will not undertake efforts to revise those forward-looking statements to reflect events after this date.

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